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                                                                    EXHIBIT 15.1





November 7, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  10549

Re:  Parker Drilling Company Registration on Form S-4

We are aware that our reports dated April 28, 2003 and August 4, 2003, on our reviews of the interim financial information of Parker Drilling Company for the three month periods ended March 31, 2003 and 2002 and the three and six month periods ended June 30, 2003 and 2002 and included in the Form 10-Q's for the quarters ended March 31 and June 30, 2003 are incorporated by reference in the Company's registration statement on Form S-4 dated November 7, 2003.




PricewaterhouseCoopers LLP